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                                                                    EXHIBIT 35.1

                          SERVICER COMPLIANCE STATEMENT
                     PURSUANT TO ITEM 1123 OF REGULATION AB

                          FIRST NATIONAL BANK OF OMAHA


                                                            Date: March 28, 2008

         The undersigned, a duly authorized officer of First National Bank of Omaha (the "Servicer"), pursuant to Item 1123 of Regulation AB and Section 3.05(a) of the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, as Trustee, as amended (the "Pooling and Servicing Agreement"), does hereby certify that:

         1. A review of the activities of the Servicer from January 1, 2007 through December 31, 2007 (the "Reporting Period") and of its performance under the Pooling and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period except as described below:

                  In February of 2007, the Transferor Interest fell below the Minimum Transferor Interest and the Servicer failed to deposit the Transferor's share of daily collections and certain amounts otherwise distributable to the Holder of the Transferor's Interest to the Excess Funding Account as required by the Pooling and Servicing Agreement. The Transferor's Interest was restored to the required level by an account addition on March 1, 2007 and the parties to the privately-placed VFN Series 2003-3, VFN Series 2004-1, VFN Series 2006-1 and VFN Series 2006-2 notes and Series 2005-1 certificates waived the default.




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         IN WITNESS WHEREOF, I have signed this Servicer Compliance Statement the day and year first written above.

                                              FIRST NATIONAL BANK OF OMAHA, as
                                              Servicer



                                              By    /s/ Timothy D. Hart
                                                  -----------------------------
                                                    Timothy D. Hart
                                                    Senior Vice President